We consent to the use of our report dated March 26, 2002 (except for Note 20, as to which the date is March 29, 2002), with respect to the consolidated financial statements of Cobalt Corporation for the year ended December 31, 2001, in this Report on Form 8-K/A filed on January 24, 2003, and to the inclusion in and incorporation by reference of our report in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-101111) and in the related Prospectus and related Prospectus Supplement of Cobalt Corporation.

                                                   /s/ Ernst & Young LLP
Milwaukee, Wisconsin
January 24, 2003